Exhibit 99.2

GRAN TIERRA ENERGY INC.
OPTION GRANT NOTICE
2007 EQUITY INCENTIVE PLAN

Gran Tierra Energy Inc. (the “Company”), pursuant to its 2007 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an Option to purchase the number of shares of the Company’s Common Stock set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant: ☒ Nonstatutory Stock Option

Exercise Schedule: [________________________________]

Payment:  By one or a combination of the following items (described in the Option Agreement):

☒  By cash or check
☒ Pursuant to a Regulation T Program if the Shares are publicly traded
☒ By delivery of already-owned shares if the Shares are publicly traded

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:	__________________________________________________
__________________________________________________

GRAN TIERRA ENERGY INC.

By:_______________________________________________________
Signature
Title:______________________________________________________
Date:______________________________________________________
OPTIONHOLDER: __________________________________________________ Signature Date:______________________________________________________

ATTACHMENTS: Option Agreement, 2007 Equity Incentive Plan and Notice of Exercise

6